EXHIBIT 99.1


Date: May 31, 2006
Release Number: 2006 - 20


Intelsat, Ltd. Announces Proposed Offering of Senior Notes

Pembroke, Bermuda, May 31, 2006 - Intelsat, Ltd. announced today that its wholly-owned subsidiary, Intelsat (Bermuda), Ltd., intends to offer approximately $1.9 billion of senior notes due 2013 and 2016 in connection with its contemplated acquisition of PanAmSat Holding Corporation (the "Acquisition"). In addition, PanAmSat Holding Corporation intends to offer approximately $725 million of senior notes due 2016 and PanAmSat Corporation intends to offer approximately $575 million of senior notes due 2016. The net proceeds from these offerings will be used, together with cash on hand, to consummate the Acquisition.

PanAmSat Holding Corporation has commenced an offer to purchase and consent solicitation for any and all of its outstanding 10-3/8% senior discount notes due 2014. If the tender offer is consummated, PanAmSat Holding Corporation will not issue the senior notes referred to above and Intelsat (Bermuda), Ltd. will issue approximately an additional $1.0 billion of senior notes to fund the tender offer and consent payments, as well as the balance of the Acquisition merger consideration.

The notes referred to above will be offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The notes will not be registered under the Securities Act of 1933, as amended ("the Securities Act"), and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of the notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


About Intelsat

Intelsat is a global communications provider offering flexible and secure services to customers in over 200 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing video, voice, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat's reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe.


Contact

Investor Relations and Media:
Dianne VanBeber
Vice President, Investor Relations and Corporate Communications dianne.vanbeber@intelsat.com
+ 1 202 944 7406


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Intelsat Safe Harbor Statement: Some of the statements in this news release constitute "forward-looking statements" that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks, uncertainties and other factors, many of which are outside of Intelsat's control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks include, but are not limited to, Intelsat's inability to secure necessary regulatory approvals or the financing for, and to complete, its proposed acquisition of PanAmSat Holding Corporation. Detailed information about some of the known risks is included in Intelsat's annual report on Form 10-K for the year ended December 31, 2005 and Intelsat's registration statement on Form S-4 on file with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat's intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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